UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2006

DUKE ENERGY CORPORATION
(formerly Duke Energy Holding Corp.)
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904
(Address of Principal Executive Offices, including Zip code)

(704) 594-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2006, Duke Energy Corporation’s Board of Directors unanimously authorized the management to pursue a plan to create two separate publicly-traded companies by spinning off Duke Energy’s natural gas businesses to Duke Energy Corporation shareholders. In conjunction with this decision, the Duke Energy board decided that Paul M. Anderson, chairman of the Board of Directors of Duke Energy, will be named non-executive chairman of the gas company board of directors. Upon completion of the gas company spin, Anderson will resign from the Duke Energy board and James E. Rogers, currently president and chief executive officer of Duke Energy, will be appointed chairman of Duke Energy’s board of directors. Rogers will also continue in his role as president and chief executive officer.

Item 7.01               Regulation FD Disclosure.

On June 28, 2006, Duke Energy Corporation issued a press release announcing the plan to separate its gas and power businesses. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

99.1       Press Release issued by Duke Energy Corporation on June 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: June 30, 2006	By:	/s/ Steven K. Young
Name: Steven K. Young
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by Duke Energy Corporation on June 28, 2006.